Exhibit 99.1

    Kodak Delivers Positive 4th-Quarter Earnings on Sales of $3.821 Billion

          4th-Qtr GAAP Profit From Continuing Operations of $17 Million
      ($0.06 Per Share), Including Restructuring Charges and Tax Valuation
                                   Allowance

        Full-Year Digital Earnings of $343 Million; Digital EFO Growth of $271 Million Exceeds Traditional Earnings Decline for the Full Year

        Company Meets Full-Year Cash Goals; Delivers $956 Million in Net
       Cash From Operating Activities From Continuing Operations in 2006;
                 Cash Balance Totals $1.469 Billion at Year-End

    ROCHESTER, N.Y.--(BUSINESS WIRE)--Jan. 31, 2007--Eastman Kodak Company (NYSE:EK) today reported fourth-quarter net earnings from continuing operations of $17 million, on lower year-over-year revenues, reflecting cost reduction efforts that boosted earnings and an emphasis on pursuing profitable sales. The company achieved $271 million in digital earnings for the fourth quarter, driven by wider gross profit margins and the company's global cost-reduction initiatives, resulting in strong earnings improvement in the company's Consumer Digital and Graphic Communications businesses.

    The company also delivered a $271 million increase in digital earnings for the full year. Significantly, digital earnings growth for the year exceeded the traditional earnings decline for the first time in the company's history.

    On the basis of generally accepted accounting principles (GAAP), the company reported fourth-quarter earnings from continuing operations of $17 million, or $0.06 per share. Items of net expense that impacted comparability totaled $152 million, or $0.53 per share. The most significant items included a restructuring charge of $69 million after tax, or $0.24 per share, and $89 million after tax, or $0.31 per share, to record a valuation allowance against deferred tax assets in various international entities.

    For the fourth quarter of 2006:

    -- Sales totaled $3.821 billion, a decrease of 9% from $4.197 billion in the fourth quarter of 2005. Digital revenue totaled $2.449 billion, a 5% decrease from $2.587 billion in the prior-year quarter, consistent with the company's focus on improving digital profit margins. Traditional revenue totaled $1.357 billion, a 15% decline from $1.592 billion in the fourth quarter of 2005.

    -- The GAAP earnings from continuing operations were $17 million, or $0.06 per share, compared with a GAAP loss from continuing operations of $137 million, or $0.48 per share, in the year-ago period. The year-ago results included comparability items of expense totaling $1.02 per share.

    -- The company's fourth-quarter earnings from continuing operations, before interest, other income (charges), net, and income taxes were $222 million, compared with a loss of $171 million in the year-ago quarter.

    -- Digital earnings for the fourth quarter were $271 million, an increase of $130 million compared with the year-ago quarter, and benefited from a number of items. The company generated significant earnings growth in its Graphic Communications business and achieved operational improvements in its Consumer Digital Group, including a year-over-year increase in income from licensing arrangements, which reflects the company's continuing progress in generating returns from its intellectual property.

    "I am extremely pleased with our performance in 2006 and our progress in implementing our digital business model," said Antonio M. Perez, Chairman and Chief Executive Officer, Eastman Kodak Company. "Our digital earnings greatly exceeded traditional earnings in the fourth quarter. Profit margins expanded in the sizeable digital businesses that we have assembled, debt declined by more than $800 million in 2006, and the year ended with a strong cash position. We intend to conclude our restructuring this year, as part of the creation of a digital company with sustainable revenue and profit growth."

    Other fourth-quarter 2006 details:

    -- Net cash provided by operating activities from continuing operations for the fourth quarter totaled $1.028 billion, compared with $1.240 billion in the year-ago quarter. Net cash generation (formerly investable cash) was $916 million, bringing full-year net cash generation to $592 million, which is at the upper end of the range provided by the company. Full-year net cash provided by operating activities from continuing operations totaled $956 million.

    -- Kodak held $1.469 billion in cash as of December 31, 2006, compared with $1.665 billion on December 31, 2005.

    -- Debt decreased $561 million from the third-quarter level, to $2.778 billion as of December 31, 2006. For the full-year
        2006, debt decreased $805 million.

    -- Selling, General and Administrative expenses decreased $172 million from the year-ago quarter, primarily reflecting the company's cost reduction activities. SG&A as a percentage of revenue was 15.6%, down from 18.3% in the year-ago quarter, amplified by seasonally strong fourth-quarter revenue.

    -- Gross profit margins were 26.4% in the current quarter, up from 23.0% in the prior year quarter. This was driven by operational improvements across the company's business units, most notably KODAK PICTURE kiosks, the KODAK GALLERY, and the favorable impact of the previously noted licensing arrangements. The company also benefited from reduced restructuring costs.

    Fourth-quarter segment sales and results from continuing operations, before interest, other income (charges), net, and income taxes (earnings from operations), are as follows:

    -- Consumer Digital Group earnings from operations were $150 million, compared with $40 million a year ago, on sales of $1.154 billion, which were down 13% from the prior-year quarter, consistent with the company's focus on improving digital profit margins. On a full year-over-year basis, earnings from operations improved by $132 million. Highlights for the quarter included a 27% increase in sales of KODAK PICTURE kiosks, of which 52% was a volume increase in related thermal media sales, a significant earnings improvement in the KODAK GALLERY, and an increase in income from licensing arrangements. According to the NPD Group's consumer tracking service, KODAK EASYSHARE digital cameras were number one in unit market share in the U.S. for the fourth quarter and full year of 2006.

    -- Graphic Communications Group earnings from operations were $57 million, compared with $28 million in the year-ago quarter, on sales of $974 million, which were up 3% from the prior-year quarter. On a full year-over-year basis earnings from operations improved by $182 million. The sales growth largely reflects increased demand for NEXPRESS Color Presses and digital plates, partially offset by a decline in NEXPRESS Black & White Printers and the traditional product portfolio.

    -- Film and Photofinishing Group earnings from operations were $77 million, compared with $51 million a year ago, on sales of $1.013 billion, which were down 16% from the prior-year quarter. During the fourth quarter of 2006, the group achieved an 8% operating margin, double the rate of the year-ago quarter and in line with company expectations.

    -- Health Group segment earnings from operations were $86 million, compared with $87 million a year ago, despite substantial costs associated with the divestiture effort and increased costs for silver. Sales for this segment were $660 million, down 6%. Highlights for the quarter included sales increases in Healthcare Information System, digital dental products, and digital capture, offset by declines in traditional radiography and digital output. The company announced on January 10th that it has reached an agreement to sell the Health Group to Onex for as much as $2.55 billion. The transaction is expected to close in the first half of 2007.

    Other 2006 Highlights:

    -- The company's net loss narrowed by $754 million, or $2.61 per share, from a negative $1.354 billion, or $4.70 per share, in 2005 to a negative $600 million, or $2.09 per share in 2006. The favorable year-over-year change reflects greatly improved operational performance in the company's Consumer Digital, Graphic Communications, and Film and Photofinishing businesses. It also reflects a year-over-year decrease in restructuring charges, reduced SG&A expenses and lower tax valuation allowances versus the prior year.

    -- On a full-year basis, the company posted $343 million in digital earnings, a nearly five-fold improvement year-over-year, and close to the company's aggressive target for the year.

    -- Net cash provided by operating activities from continuing operations totaled $956 million for the year, compared with $1.180 billion in 2005, at the upper end of the company's forecasted range.

    "I'm proud of my team and their accomplishments in 2006, and our results reflect our progress in becoming a more profitable company," said Perez. "We delivered on every important goal that we set, with the exception of digital revenue growth, where we made a specific decision to focus on overall digital profit margins over revenue growth.

    "Kodak is now a company with a strong market position in a significant number of digital categories. We enter 2007 with solid momentum, a strong emphasis on sustaining profitable growth, and the talent and resources necessary to generate value for our shareholders."

    Conference Call

    Antonio Perez and Kodak Chief Financial Officer Frank Sklarsky will host a conference call with investors at 11:00 a.m. Eastern Time today. To access the call, please use the direct dial-in number:
913-981-5591, access code 1644226. There is no need to pre-register.

    The call will be recorded and available for playback by 2:00 p.m. Eastern Time today by dialing 719-457-0820, access code 1644226. The playback number will be active until Wednesday, February 7th at 5:00 p.m. Eastern Time.

    Investor Meeting

    Eastman Kodak Company will hold its annual strategy meeting with the institutional investment community on Thursday, February 8th in New York City.

    The meeting will be held at Thomson Financial, located at 195 Broadway (between Fulton & Dey). Presentations by Antonio Perez, Frank Sklarsky, and other senior Kodak managers will begin promptly at 9:00 a.m. The program, including a question and answer period, is expected to conclude by 12:30 p.m.

    If you wish to attend, please RSVP by contacting Jo Ann Bruno at
(585) 724-1130 by Friday, February 2nd or by e-mail to joann.bruno@kodak.com.

    For those unable to attend in person, the meeting will be available via a live webcast.

    To access the webcast please go to: http://www.kodak.com/go/invest

    The meeting will also be teleconferenced in listen-only mode. To listen please call 913-981-5542 access code 1685146 or ask for the Kodak Investor Meeting.

    An audio replay of the meeting will be available beginning Friday, February 9th at 9:00 a.m. and will run until 5:00 p.m. Eastern Time on Friday, February 16th. The replay phone number is 719-457-0820 and the reference number is 1685146.

    CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    Certain statements in this report may be forward-looking in nature, or "forward-looking statements" as defined in the United
States Private Securities Litigation Reform Act of 1995. For example, references to expectations for the Company's revenue and profit growth and restructuring are forward-looking statements.

    Actual results may differ from those expressed or implied in forward-looking statements. In addition, any forward-looking statements represent the Company's estimates only as of the date they are made, and should not be relied upon as representing the Company's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its estimates change. The forward-looking statements contained in this report are subject to a number of factors and uncertainties, including the successful:

    -- execution of the digital growth and profitability strategies, business model and cash plan;

    --  implementation of the cost reduction programs;

    -- transition of certain financial processes and administrative functions to a global shared services model and the outsourcing of certain functions to third parties;

    -- implementation of, and performance under, the debt management program, including compliance with the Company's debt covenants;

    -- development and implementation of product go-to-market and e-commerce strategies;

    -- protection, enforcement and defense of the Company's intellectual property, including defense of our products against the intellectual property challenges of others;

    -- implementation of intellectual property licensing and other strategies;

    -- completion of information systems upgrades, including SAP, the Company's enterprise system software;

    --  completion of various portfolio actions;

    --  reduction of inventories;

    --  integration of acquired businesses;

    --  improvement in manufacturing productivity and techniques;

    --  improvement in receivables performance;

    --  improvement in supply chain efficiency; and

    -- implementation of the strategies designed to address the decline in the Company's traditional businesses.

    The forward-looking statements contained in this report are subject to the following additional risk factors:

    -- inherent unpredictability of currency fluctuations, commodity prices and raw material costs;

    --  competitive actions, including pricing;

    -- changes in the Company's debt credit ratings and its ability to access capital markets;

    --  the nature and pace of technology evolution;

    -- changes to accounting rules and tax laws, as well as other factors which could impact the Company's reported financial position or effective tax rate;

    -- general economic, business, geo-political and regulatory conditions;

    --  market growth predictions;

    --  continued effectiveness of internal controls; and

    -- other factors and uncertainties disclosed from time to time in the Company's filings with the Securities and Exchange
        Commission.

    Any forward-looking statements in this report should be evaluated in light of these important factors and uncertainties.



Eastman Kodak Company
Fourth Quarter 2006 Results
Non-GAAP Reconciliations


    Within the Company's fourth quarter 2006 press release and financial discussion document, the Company makes reference to certain non-GAAP financial measures including "digital earnings", "digital EFO growth", "digital earnings growth", "traditional earnings decline", "digital revenue", "traditional revenue", and "net cash generation (formerly investable cash)". Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K. The specific reasons why the Company's management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Kodak's financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

    The following table reconciles digital earnings to the most directly comparable GAAP measure of net loss from continuing operations (dollar amounts in millions):



                                                             Increase/
                                           FY 2006  FY 2005 (Decrease)
                                           ------- -------- ----------

Digital earnings, as presented             $  343  $    72  $     271
Traditional earnings, as presented            432      650       (218)
New Technologies loss                        (211)    (215)         4
Legal settlements                               2      (21)        23
Restructuring costs and other items          (768)  (1,118)       350
                                           ------- -------- ----------
Loss from continuing operations before
 interest, other income (charges), net and
 income taxes (GAAP basis)                   (202)    (632)       430
Interest expense                             (262)    (211)       (51)
Other income (charges), net                   118       44         74
Provision for income taxes                   (254)    (555)       301
                                           ------- -------- ----------
Net loss from continuing operations (GAAP
 basis), as presented                      $ (600) $(1,354) $     754
                                           ======= ======== ==========


    The following table reconciles digital earnings to the most directly comparable GAAP measure of net earnings (loss) from continuing operations (dollar amounts in millions):



                                                            Increase/
                                            Q4 2006 Q4 2005 (Decrease)
                                            ------- ------- ----------

Digital earnings, as presented              $  271  $  141  $     130
Traditional earnings, as presented              98      57         41
New Technologies loss                          (71)    (53)       (18)
Legal settlements                                6     (21)        27
Restructuring costs and other items            (82)   (295)       213
                                            ------- ------- ----------
Earnings (loss) from continuing operations
 before interest, other income (charges),
 net and income taxes (GAAP basis), as
 presented                                     222    (171)       393
Interest expense                               (60)    (67)         7
Other income (charges), net                     36      55        (19)
(Provision) benefit for income taxes          (181)     46       (227)
                                            ------- ------- ----------
Net earnings (loss) from continuing
 operations (GAAP basis), as presented      $   17  $ (137) $     154
                                            ======= ======= ==========


    The following table reconciles digital revenue, traditional revenue, and new technologies revenue amounts to the most directly comparable GAAP measure of consolidated revenue (dollar amounts in millions):



                                Q4 2006 Q4 2005 Change from prior year
                                ------- ------- ----------------------

Digital revenue, as presented   $2,449  $2,587                    - 5%
Traditional revenue, as
 presented                       1,357   1,592                    -15%
New technologies revenue            15      18                    -17%
                                ------- ------- ----------------------
Consolidated revenue (GAAP
 basis), as presented           $3,821  $4,197                    - 9%
                                ======= ======= ======================


    The following table reconciles the net cash provided by continuing operations relating to operating activities under US GAAP, to Kodak's definition of (1) free cash flow, (2) operating cash flow, and (3) net cash generation* :



                             4th Quarter
($ amounts in millions)                                     2006
                                                        --------------
Net cash provided by continuing operations relating to
 operating activities, as presented                            $1,028
Additions to properties                                           (97)
                                                        --------------
Free Cash Flow (continuing operations)                            931
Net proceeds from sales of businesses/assets                       66
Investments in unconsolidated affiliates                           (9)
Acquisitions, net of cash acquired                                  -
Dividends                                                         (72)
                                                        --------------
Operating Cash Flow (continuing operations)                       916
Acquisitions, net of cash acquired                                  -
                                                        --------------
Net Cash Generation * (continuing operations), as
 presented                                                       $916
----------------------------------------------------------------------




                              Full Year
($ amounts in millions)                                     2006
                                                        --------------
Net cash provided by continuing operations relating to
 operating activities, as presented                              $956
Additions to properties                                          (379)
                                                        --------------
Free Cash Flow (continuing operations)                            577
Net proceeds from sales of businesses/assets                      178
(Investments in) / distributions from unconsolidated
 affiliates                                                       (19)
Acquisitions, net of cash acquired                                 (3)
Debt assumed through acquisitions                                   -
Dividends                                                        (144)
                                                        --------------
Operating Cash Flow (continuing operations)                       589
Acquisitions, net of cash acquired                                  3
Debt assumed through acquisitions                                   -
                                                        --------------
Net Cash Generation * (continuing operations), as
 presented                                                       $592
----------------------------------------------------------------------


    * formerly Investable Cash Flow

    As previously announced, the Company will only report its results on a GAAP basis, which will be accompanied by a description of non-operational items affecting its GAAP quarterly results by line item in the statement of operations. The Company defines non-operational items as restructuring and related charges, legal settlements, in-process research and development charges related to acquisitions, significant gains and losses on sales of assets, asset impairments, the related tax effects of those items and certain other significant items not related to the Company's core operations. Non-operational items, as defined, are specific to the Company and other companies may define the term differently. The following table presents a description of the non-operational items affecting the Company's quarterly results by line item in the statement of operations for the fourth quarter of 2006 and 2005, respectively.



                                              4th Quarter
                                  ------------------------------------

                                      2006                  2005
(in millions, except per share
 data)
                                     $     EPS            $      EPS
                                  --------------        --------------

(Loss) earnings from continuing
 operations - GAAP                   $17  $0.06         $(137) $(0.48)

COGS
- Charges for accelerated
 depreciation in connection with
 the focused cost reduction
 actions                              58                  130
- Charges for inventory
 writedowns in connection with
 focused cost reduction actions        4                    6
                                  ------- ------        ------ -------
                         Subtotal     62   0.22           136    0.48
                                  ------- ------        ------ -------

SG&A
- Adjustment for Legal Settlement
 (reversals)/charges                  (6)                  21
                                  ------- ------        ------ -------
                         Subtotal     (6) (0.02)           21    0.07
                                  ------- ------        ------ -------

Restructuring

- Charges for focused cost
 reduction actions                    20                  159
                                  ------- ------        ------ -------
                         Subtotal     20   0.07           159    0.56
                                  ------- ------        ------ -------

Other Income/(Charges)
- Gain on the sale of properties
 related to focused cost
 reduction actions, net               (3)
- Impairment of property related
 to focused cost reduction
 actions                                                    4
                                  ------- ------        ------ -------
                         Subtotal     (3) (0.01)            4    0.01
                                  ------- ------        ------ -------

Taxes
- Impact of establishment of
 valuation allowances                 89
- Tax impacts of the above-
 mentioned items                     (10)                 (28)
                                  ------- ------        ------ -------
                         Subtotal     79   0.27           (28)  (0.10)
                                  ------- ------        ------ -------

    CONTACT: Eastman Kodak Company
             Media:
             David Lanzillo, 585-781-5481
             david.lanzillo@kodak.com
             or
             Barbara Pierce, 585-724-5036
             barbara.pierce@kodak.com
             or
             Investor Relations:
             Don Flick, 585-724-4352
             donald.flick@kodak.com
             or
             Patty Yahn-Urlaub, 585-724-4683
             patty.yahn-urlaub@kodak.com
             or
             Angela Nash, 585-724-0982
             angela.nash@kodak.com